Exhibit 10.3

SEPARATION AGREEMENT

This Separation Agreement (this “Agreement”) is entered into between Syed M. I. Kazmi, Ph.D., an individual (“Executive”), and Ligand Pharmaceuticals Incorporated, (the “Company”), effective as of the Effective Date (as defined below).

WHEREAS, Executive is currently employed by the Company as its Vice President, Business Development and Strategic Planning;

WHEREAS, Executive and the Company desire to set forth the terms and conditions of the foregoing arrangement.

NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties agree as follows:

1. Effective Date; Termination of Employment.

(a) Effective Date. This Agreement shall become effective upon the occurrence of both of the following events: (i) execution of the Agreement by the Parties; and (ii) expiration of the revocation period applicable under the Release (as defined in Section 2(g) below) without any party thereto having given notice of revocation. The date of the last to occur of the foregoing events shall be referred to in this Agreement as the “Effective Date.” Until and unless both of the foregoing events occur, this Agreement shall be null and void.

(b) Termination of Employment Status. Executive’s employment by the Company shall terminate effective as of August 31, 2012 or such earlier date as Executive shall specify upon two (2) week’s prior written notice to the Company (the “Termination Date”), including his position as Vice President, Business Development and Strategic Planning (and any other titles or officer positions he may hold) of the Company (and any of its affiliates and subsidiaries).

(c) Consulting Agreement. On the Termination Date, Executive and the Company intend to enter into a consulting agreement (the “Consulting Agreement”) pursuant to which Executive will continue to provide certain services to the Company, on the terms and conditions set forth therein.

2. Compensation.

(a) Compensation Through Termination Date. On the Termination Date, the Company shall issue Executive his final paycheck, reflecting (i) his earned but unpaid base salary through the Termination Date, and (ii) all accrued, unused vacation due Executive through the Termination Date. Subject to Sections 2(b) and (c) below, Executive acknowledges and agrees that with his final check, the payment of any outstanding expense reimbursements, and the payment of any amounts payable under any of the employee benefit plans of the Company in accordance with the terms of such plans, Executive will have received all monies, bonuses (including for any work performed in 2012), commissions, expense reimbursement, vacation pay, or other compensation he earned or was due during his employment by the Company.

(b) COBRA. Except as set forth in the Consulting Agreement, Executive shall be solely responsible for all matters relating to his continuation of coverage pursuant to COBRA, including, without limitation, his election of such coverage and his timely payment of any COBRA premiums.

(c) Exclusive Remedy. Except as otherwise expressly required by law (e.g., COBRA) or as specifically provided herein, all of Executive’s rights to compensation, benefits, and other amounts hereunder (if any) accruing after the termination of Executive’s employment by or service to the Company shall cease upon such termination. In addition, Executive acknowledges and agrees that he is not entitled to any reimbursement by the Company for any taxes payable by him as a result of the payments and benefits received by him pursuant to this Section 2, including, without limitation, any excise tax imposed by Section 4999 of the Code.

(d) Company Property. Executive shall immediately surrender to the Company all lists, books and records of, or in connection with, the Company’s business, and all other property belonging to the Company, it being distinctly understood that all such lists, books and records, and other documents, are the property of the Company, other than any such property or access to emails and files that the Company determines is necessary for Executive’s provision of consulting services pursuant to the Consulting Agreement.

(g) Release. Executive’s right to receive any of the payments or other compensation to be made to Executive pursuant to the Consulting Agreement shall be contingent on Executive providing to the Company (and failing to revoke) a full and complete general release in the form attached hereto as Exhibit A (the “Release”) within twenty-one (21) days following the Termination Date. In the event the Release does not become effective (and the revocation period thereunder expired) within the thirty (30) day period following the Termination Date, Executive shall not be entitled to the aforesaid payments and benefits.

3. Certain Covenants. Executive hereby expressly reaffirms his obligations under the Company’s Confidentiality and Proprietary Rights Agreement, a copy of which is attached to this Agreement as Exhibit B and incorporated herein by reference, and agrees that such obligations shall survive the Termination Date and any termination of his services to the Company. The Company shall be entitled to cease all payments to Executive in the event of his breach of this Section 3.

4. Nondisparagement; Confidentiality. Executive agrees that neither he nor anyone acting by, through, under or in concert with him shall disparage or otherwise communicate negative statements or opinions about the Company, its board members, officers, employees or business. The Company agrees that neither its board members nor officers shall disparage or otherwise communicate negative statements or opinions about Executive. Except as may be required by law, neither Executive, nor any member of Executive’s family, nor anyone else acting by, through, under or in concert with Executive will disclose to any individual or entity (other than Executive’s legal or tax advisors) the terms of this Agreement.

5. Dispute Resolution.

(a) Mediation. In the event of any dispute, claim or controversy based on, arising out of or relating to Executive’s employment or this Agreement (a “Dispute”), the parties shall attempt to resolve the dispute in non-binding mediation in accordance with the National Rules for the Resolution of Employment Disputes (the “Rules”) of the American Arbitration Association (“AAA”). If the parties are unable to agree upon a mediator, one shall be appointed by the AAA in accordance with its Rules. Each party shall pay the fees of its own attorneys and all other expenses connected with presenting its case. Other costs of the mediation, including the cost of any record or transcripts of the mediation, AAA’s administrative fees, the fee of the mediator, and all other fees and costs, shall be borne by the Company. If the matter has not been resolved pursuant to the aforesaid mediation procedure within thirty (30) days of the commencement of such procedure, or such other period as the parties agree, either party may submit the dispute to arbitration pursuant to Section 5(b) below.

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(b) Arbitration. Any Dispute not settled pursuant to Section 5(a) above shall be settled by final and binding arbitration in San Diego, California, before a single neutral arbitrator in accordance with the National Rules for the Resolution of Employment Disputes (the “Rules”) of the American Arbitration Association (“AAA”), and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction. Arbitration may be compelled pursuant to the California Arbitration Act (Code of Civil Procedure §§ 1280 et seq.). If the parties are unable to agree upon an arbitrator, one shall be appointed by the AAA in accordance with its Rules. Each party shall pay the fees of its own attorneys, the expenses of its witnesses and all other expenses connected with presenting its case; provided, however, Executive and the Company agree that, to the extent permitted by law, the arbitrator shall award reasonable attorneys’ fees to the prevailing party; provided, further, that the prevailing party shall be reimbursed for such fees, costs and expenses within sixty (60) days following any such award; provided, further, that the parties’ obligations pursuant to the foregoing provisos shall terminate on the tenth (10th) anniversary of the Termination Date. Other costs of the arbitration, including the cost of any record or transcripts of the arbitration, AAA’s administrative fees, the fee of the arbitrator, and all other fees and costs, shall be borne by the Company.

(c) Other Relief. This Section 5 is intended to be the exclusive method for resolving any and all claims by the parties against each other for payment of damages under this Agreement or relating to Executive’s employment; provided, however, that neither this Agreement nor the submission to mediation or arbitration shall limit the parties’ right to seek provisional relief, including without limitation injunctive relief, in any court of competent jurisdiction pursuant to California Code of Civil Procedure § 1281.8 or any similar statute of an applicable jurisdiction. Seeking any such relief shall not be deemed to be a waiver of such party’s right to compel arbitration. Both Executive and the Company expressly waive their right to a jury trial.

6. Indemnification Agreement. The Company hereby reaffirms its obligations under that certain Indemnification Agreement between the Company and Executive attached hereto as Exhibit C (the “Indemnification Agreement”). The Company’s obligations under the Indemnification Agreement shall survive Executive’s termination of employment by or service to the Company.

7. Agreed-Upon Statement; Employment References. Any inquiries regarding Executive from prospective employers shall be forwarded to the Chief Executive Officer of the Company. Except as required by law or court order, the Company shall not make any additional or inconsistent internal or public statements regarding Executive’s termination.

8. Miscellaneous.

(a) Entire Agreement. This Agreement and the agreements referenced herein set forth the entire agreement of the parties hereto in respect of the subject matter contained herein and therein and supersede all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto, and any prior agreement of the parties hereto in respect of the subject matter contained herein, including without limitation, any prior severance agreements, any contrary or limiting provisions in any Company equity compensation plan, that certain Change in Control Severance Agreement dated as of August 17, 2007, between Executive and the Company, as amended. This Agreement shall not limit in any way any obligation Executive may have under any other agreement with or promise to the Company relating to confidentiality, proprietary rights in technology or the assignment of interests in any intellectual property.

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(b) Assignment; Assumption by Successor. The rights of the Company under this Agreement may, without the consent of Executive, be assigned by the Company, in its sole and unfettered discretion, to any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly, acquires all or substantially all of the assets or business of the Company. The Company shall require any successor (whether direct or indirect, by purchase, merger or otherwise) to all or substantially all of the business or assets of the Company expressly to assume and to agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place; provided, however, that no such assumption shall relieve the Company of its obligations hereunder. Unless expressly provided otherwise, “Company” as used herein shall mean the Company as defined in this Agreement and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise. Executive shall not be entitled to assign any of Executive’s rights or obligations under this Agreement. This Agreement shall inure to the benefit of and be enforceable by Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

(c) Survival. The covenants, agreements, representations and warranties contained in or made in Sections 2, 3, 4, 5, 6, 7, 8 and 9 of this Agreement shall survive any termination of Executive’s services or any termination of this Agreement.

(d) Third-Party Beneficiaries. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement.

(e) Notices. Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows with notice deemed given as indicated: (i) by personal delivery when delivered personally; (ii) by overnight courier upon written verification of receipt; (iii) by telecopy or facsimile transmission upon acknowledgment of receipt of electronic transmission; or (iv) by certified or registered mail, return receipt requested, upon verification of receipt. Notice shall be sent to Executive at the address set forth on the signature page below and to the Company at its principal place of business, or such other address as either party may specify in writing.

(f) Severability. In the event any provision of this Agreement is found to be unenforceable by an arbitrator or court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to allow enforceability of the provision as so limited, it being intended that the parties shall receive the benefit contemplated herein to the fullest extent permitted by law. If a deemed modification is not satisfactory in the judgment of such arbitrator or court, the unenforceable provision shall be deemed deleted, and the validity and enforceability of the remaining provisions shall not be affected thereby.

(g) Governing Law and Venue. This Agreement will be governed by and construed in accordance with the laws of the United States and the State of California applicable to contracts made and to be performed wholly within such State, and without regard to the conflicts of laws principles thereof. Any suit brought hereon shall be brought in the state or federal courts sitting in San Diego, California, the Parties hereby waiving any claim or defense that such forum is not convenient or proper. Each party hereby agrees that any such court shall have in personam jurisdiction over it and consents to service of process in any manner authorized by California law.

(h) Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

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(i) Interpretation; Construction. The headings set forth in this Agreement are for convenience only and shall not be used in interpreting this Agreement. This Agreement has been drafted by legal counsel representing the Company, but Executive has participated in the negotiation of its terms. Furthermore, Executive acknowledges that Executive has had an opportunity to review and revise the Agreement and have it reviewed by legal counsel, if desired, and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement. Either party’s failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision, or prevent that party thereafter from enforcing each and every other provision of this Agreement.

(j) Amendment. This Agreement may be amended or modified only with the written consent of Executive and an authorized representative of the Company. No oral waiver, amendment or modification will be effective under any circumstances whatsoever.

(k) Taxes. All compensation payable to Executive under this Agreement shall be subject to such deductions as the Company is from time to time required to make pursuant to law, governmental regulation or order. Executive acknowledges that the payments and benefits provided in this Agreement may have tax ramifications to him. The Company has provided no tax or other advice to Executive on such matters and Executive is free to consult with an accountant, legal counsel, or other tax advisor regarding the tax consequences he may face.

(l) RIGHT TO ADVICE OF COUNSEL. EXECUTIVE ACKNOWLEDGES THAT HE HAS THE RIGHT, AND IS ENCOURAGED, TO CONSULT WITH HIS LAWYER; BY HIS SIGNATURE BELOW, EXECUTIVE ACKNOWLEDGES THAT HE HAS CONSULTED, OR HAS ELECTED NOT TO CONSULT, WITH HIS LAWYER CONCERNING THIS AGREEMENT.

(Signature Page Follows)

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

LIGAND PHARMACEUTICALS INCORPORATED

By:	/s/ Charles Berkman
Print Name: Charles Berkman
Title: VP, General Counsel & Secretary

Date: May 4, 2012

SYED M. I. KAZMI, PH.D.

/s/ Syed M. I. Kazmi

Address: 10537 Gaylemont Lane
San Diego, CA 92130

Date: May 2, 2012

EXHIBIT A

GENERAL RELEASE OF CLAIMS

This General Release of Claims (“Release”) is entered into as of this             day of             , 2012, between Syed Kazmi, Ph.D. (“Executive”), and Ligand Pharmaceuticals Incorporated, a Delaware corporation (the “Company”) (collectively referred to herein as the “Parties”).

WHEREAS, Executive and the Company are parties to that certain Separation Agreement dated as of             , 2012 (the “Agreement”);

WHEREAS, the Parties agree that it is a condition to the execution of the Consulting Agreement referenced in the Agreement by the Company that Executive execute this Release and that this Release become effective; and

WHEREAS, the Company and Executive now wish to fully and finally to resolve all matters between them.

NOW, THEREFORE, in consideration of, and subject to, the benefits payable to Executive pursuant to the Agreement, the adequacy of which is hereby acknowledged by Executive, and which Executive acknowledges that he would not otherwise be entitled to receive, Executive and the Company hereby agree as follows:

1. General Release of Claims by Executive.

(a) Executive, on behalf of himself and his executors, heirs, administrators, representatives and assigns, hereby agrees to release and forever discharge the Company and all predecessors, successors and their respective parent corporations, affiliates, related, and/or subsidiary entities, and all of their past and present investors, directors, shareholders, officers, general or limited partners, employees, attorneys, agents and representatives, and the employee benefit plans in which Executive is or has been a participant by virtue of his employment with or service to the Company (collectively, the “Company Releasees”), from any and all claims, debts, demands, accounts, judgments, rights, causes of action, equitable relief, damages, costs, charges, complaints, obligations, promises, agreements, controversies, suits, expenses, compensation, responsibility and liability of every kind and character whatsoever (including attorneys’ fees and costs), whether in law or equity, known or unknown, asserted or unasserted, suspected or unsuspected (collectively, “Claims”), which Executive has or may have had against such entities based on any events or circumstances arising or occurring on or prior to the date hereof or on or prior to the date hereof, arising directly or indirectly out of, relating to, or in any other way involving in any manner whatsoever Executive’s employment by or service to the Company or the termination thereof, including any and all claims arising under federal, state, or local laws relating to employment, including without limitation claims of wrongful discharge, breach of express or implied contract, fraud, misrepresentation, defamation, or liability in tort, and claims of any kind that may be brought in any court or administrative agency including, without limitation, claims under Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. Section 2000, et seq.; the Americans with Disabilities Act, as amended, 42 U.S.C. § 12101 et seq.; the Rehabilitation Act of 1973, as amended, 29 U.S.C. § 701 et seq.; the Civil Rights Act of 1866, and the Civil Rights Act of 1991; 42 U.S.C. Section 1981, et seq.; the Age Discrimination in Employment Act, as amended, 29 U.S.C. Section 621, et seq. (the “ADEA”); the Equal Pay Act, as amended, 29 U.S.C. Section 206(d); regulations of the Office of Federal Contract Compliance, 41 C.F.R. Section 60, et seq.; the Family and Medical Leave Act, as amended, 29 U.S.C. § 2601 et seq.; the Fair Labor Standards Act of 1938, as amended, 29 U.S.C. § 201 et seq.; the Employee Retirement Income Security Act, as amended, 29 U.S.C. § 1001 et seq.; and the California Fair Employment and Housing Act, California Government Code Section 12940, et seq.

Notwithstanding the generality of the foregoing, Executive does not release the following claims:

(i) Claims for unemployment compensation or any state disability insurance benefits pursuant to the terms of applicable state law;

(ii) Claims for workers’ compensation insurance benefits under the terms of any worker’s compensation insurance policy or fund of the Company;

(iii) Claims pursuant to the terms and conditions of the federal law known as COBRA;

(iv) Claims for indemnity under the bylaws of the Company, as provided for by Delaware law or under any applicable insurance policy with respect to Executive’s liability as an employee, director or officer of the Company;

(v) Claims based on any right Executive may have to enforce the Company’s executory obligations under the Agreement; and

(vi) Claims Executive may have to vested or earned compensation and benefits.

(b) EXECUTIVE ACKNOWLEDGES THAT HE HAS BEEN ADVISED OF AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH, IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

BEING AWARE OF SAID CODE SECTION, EXECUTIVE HEREBY EXPRESSLY WAIVES ANY RIGHTS HE MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

(c) Executive acknowledges that this Release was presented to him on the date indicated above and that Executive is entitled to have twenty-one (21) days’ time in which to consider it. Executive further acknowledges that the Company has advised him that he is waiving his rights under the ADEA, and that Executive may obtain advice concerning this Release from an attorney of his choice, and Executive has had sufficient time to consider the terms of this Release. Executive represents and acknowledges that if Executive executes this Release before twenty-one (21) days have elapsed, Executive does so knowingly, voluntarily, and upon the advice and with the approval of Executive’s legal counsel (if any), and that Executive voluntarily waives any remaining consideration period.

(d) Executive understands that after executing this Release, Executive has the right to revoke it within seven (7) days after his execution of it. Executive understands that this Release will not become effective and enforceable unless the seven (7) day revocation period passes and Executive does not revoke the Release in writing. Executive understands that this Release may not be revoked after the seven (7) day revocation period has passed. Executive also understands that any revocation of this Release must be made in writing and delivered to the Company at its principal place of business within the seven (7) day period.

(e) Executive understands that this Release shall become effective, irrevocable, and binding upon Executive on the eighth (8th) day after my execution of it, so long as Executive has not revoked it within the time period and in the manner specified in clause (d) above. Executive further understands that Executive will not be given any severance benefits under the Agreement until the effective date of this Release.

2. No Assignment. Executive represents and warrants to the Company Releasees that there has been no assignment or other transfer of any interest in any Claim that Executive may have against the Company Releasees, or any of them. Executive agrees to indemnify and hold harmless the Company Releasees from any liability, claims, demands, damages, costs, expenses and attorneys’ fees incurred as a result of any such assignment or transfer from Executive.

3. Severability. In the event any provision of this Release is found to be unenforceable by an arbitrator or court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to allow enforceability of the provision as so limited, it being intended that the parties shall receive the benefit contemplated herein to the fullest extent permitted by law. If a deemed modification is not satisfactory in the judgment of such arbitrator or court, the unenforceable provision shall be deemed deleted, and the validity and enforceability of the remaining provisions shall not be affected thereby.

4. Interpretation; Construction. The headings set forth in this Release are for convenience only and shall not be used in interpreting this Agreement. This Release has been drafted by legal counsel representing the Company, but Executive has participated in the negotiation of its terms. Furthermore, Executive acknowledges that Executive has had an opportunity to review and revise the Release and have it reviewed by legal counsel, if desired, and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Release. Either party’s failure to enforce any provision of this Release shall not in any way be construed as a waiver of any such provision, or prevent that party thereafter from enforcing each and every other provision of this Release.

5. Governing Law and Venue. This Release will be governed by and construed in accordance with the laws of the United States of America and the State of California applicable to contracts made and to be performed wholly within such State, and without regard to the conflicts of laws principles thereof. Any suit brought hereon shall be brought in the state or federal courts sitting in San Diego, California, the Parties hereby waiving any claim or defense that such forum is not convenient or proper. Each party hereby agrees that any such court shall have in personam jurisdiction over it and consents to service of process in any manner authorized by California law.

6. Entire Agreement. This Release and the Agreement constitute the entire agreement of the Parties in respect of the subject matter contained herein and therein and supersede all prior or simultaneous representations, discussions, negotiations and agreements, whether written or oral. This Release may be amended or modified only with the written consent of Executive and an authorized representative of the Company. No oral waiver, amendment or modification will be effective under any circumstances whatsoever.

7. Counterparts. This Release may be executed in multiple counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, and intending to be legally bound, the Parties have executed the foregoing Release as of the date first written above.

EXECUTIVE	LIGAND PHARMACEUTICALS INCORPORATED

By:
Syed M. I. Kazmi, Ph.D.	Print Name:
Title:

EXHIBIT B

COMPANY CONFIDENTIALITY AND PROPRIETARY RIGHTS AGREEMENT

[Attached]

EXHIBIT C

INDEMNIFICATION AGREEMENT

[Attached]